                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:
[ ]      Preliminary proxy statement.
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
[X]      Definitive proxy statement.
[ ]      Definitive additional materials.
[ ]      Soliciting material under Rule 14a-12.

                              WILLBROS GROUP, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):
[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
         (1) Title of each class of securities to which transaction applies:

                  --------------------------------------------------------------

         (2)      Aggregate number of securities to which transaction applies:

                  --------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  --------------------------------------------------------------

         (4)      Proposed maximum aggregate value of transaction:

                  --------------------------------------------------------------

         (5)      Total fee paid:
                                 -----------------------------------------------

[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
         (1)      Amount Previously Paid:
                                         ---------------------------------------
         (2)      Form, Schedule or Registration Statement No.:
                                                               -----------------
         (3)      Filing Party:
                               -------------------------------------------------
         (4)      Date Filed:
                             ---------------------------------------------------

                              WILLBROS GROUP, INC.
[LOGO]                      PLAZA BANCOMER BUILDING
                             50TH STREET, 8TH FLOOR
                                  APARTADO 6307
                          PANAMA 5, REPUBLIC OF PANAMA

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 9, 2001

To the Stockholders of
WILLBROS GROUP, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Willbros Group, Inc., a Republic of Panama corporation (the "Company"), will be held at the Hotel Marriott Panama, Calle 52 y Ricardo Arias, Panama City, Panama, on Wednesday, May 9, 2001, at 9:00 a.m., local time, for the following purposes:

         1. To elect two directors of the Company to Class II for three-year terms;

         2. To consider and act upon a proposal to approve an amendment to the Willbros Group, Inc. 1996 Stock Plan to increase the number of shares of Common Stock of the Company authorized for issuance thereunder from 2,125,000 shares to 3,125,000 shares;

         3. To consider and act upon a proposal to ratify the appointment of KPMG LLP as the independent auditors of the Company for 2001; and

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on March 30, 2001, as the record date for the meeting, and only holders of the Company's Common Stock of record at such time will be entitled to vote at the meeting or any adjournment thereof.

                                       By Order of the Board of Directors,



                                       John N. Hove
                                       Secretary

Panama City, Panama
April 2, 2001




         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                              WILLBROS GROUP, INC.
                             PLAZA BANCOMER BUILDING
[LOGO]                        50TH STREET, 8TH FLOOR
                                  APARTADO 6307
                          PANAMA 5, REPUBLIC OF PANAMA

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 9, 2001


                     SOLICITATION AND REVOCATION OF PROXIES

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Willbros Group, Inc., a Republic of Panama corporation (the "Company"), of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on May 9, 2001, or at any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and accompanying proxy were first sent on or about April 2, 2001, to stockholders of record on March 30, 2001.

         If the accompanying proxy is properly executed and returned, the shares represented by the proxy will be voted at the Annual Meeting. If a stockholder indicates in his or her proxy a choice with respect to any matter to be acted upon, that stockholder's shares will be voted in accordance with such choice. If no choice is indicated, such shares will be voted "FOR" (a) the election of all of the nominees for directors listed below, (b) the approval of the amendment to the Willbros Group, Inc. 1996 Stock Plan, and (c) the ratification of the appointment of the independent auditors. A stockholder giving a proxy may revoke it by giving written notice of revocation to the Secretary of the Company at any time before it is voted, by executing another valid proxy bearing a later date and delivering such proxy to the Secretary of the Company prior to or at the Annual Meeting, or by attending the Annual Meeting and voting in person.

         The expenses of this proxy solicitation, including the cost of preparing and mailing this Proxy Statement and accompanying proxy, will be borne by the Company. Such expenses will also include the charges and expenses of banks, brokerage firms and other custodians, nominees or fiduciaries for forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. Solicitation of proxies may be made by mail, telephone, personal interviews or by other means by the Board of Directors or employees of the Company who will not be additionally compensated therefor, but who may be reimbursed for their out-of-pocket expenses in connection therewith.

                          STOCKHOLDERS ENTITLED TO VOTE

         Stockholders of record at the close of business on March 30, 2001, will be entitled to vote at the Annual Meeting. As of March 22, 2001, there were issued and outstanding 14,205,976 shares of Common Stock, par value $.05 per share of the Company (the "Common Stock"). Each share of Common Stock is entitled to one vote. There is no cumulative voting with respect to the election of directors. The presence in person or by proxy of the holders of a majority of the shares issued and outstanding at the Annual Meeting and entitled to vote will constitute a quorum for the transaction of business. Votes withheld from nominees for directors, abstentions and broker non-votes will be counted for purposes of determining whether a quorum has been reached. Votes will be tabulated by an inspector of election appointed by the Board of Directors of the Company. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will have the effect of a negative vote. Abstentions, which may be specified on all proposals except the election of directors, will have the effect of a negative vote. A broker non-vote will have no effect on the outcome of the election of directors or the other proposals.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

         The Restated Articles of Incorporation of the Company (the "Charter") provides that the Board of Directors of the Company (the "Board of Directors") shall consist of not less than three nor more than fifteen directors, as determined from time to time by resolution of the Board of Directors. The number of directors is currently fixed at nine. The Board of Directors is divided into three approximately equal classes. The terms of such classes are staggered so that only one class is elected at the annual meeting of stockholders each year for a three-year term. The term of the current Class II directors will expire at the Annual Meeting. The terms of the current Class III directors and the current Class I directors will expire at the annual meetings of stockholders to be held in 2002 and 2003, respectively.

         In accordance with the recommendation of the Nominating Committee, the Board of Directors has nominated Michael J. Pink and John H. Williams for election as Class II directors. Messrs. Pink and Williams, who currently serve as Class II directors and whose terms expire at the Annual Meeting, are standing for re-election as Class II directors for terms expiring at the annual meeting of stockholders in 2004. One Board position in Class II is currently vacant. The Charter provides that any Board vacancies may be filled by affirmative vote of a majority of the remaining directors. The Nominating Committee and the Board of Directors have not yet identified anyone to fill the vacancy. Accordingly, the accompanying proxy solicits your vote for only two directors. The persons named as proxies in the accompanying proxy, who have been designated by the Board of Directors, intend to vote, unless otherwise instructed in such proxy, for the election of Messrs. Pink and Williams. Should any nominee named herein become unable for any reason to stand for election as a director of the Company, it is intended that the persons named in such proxy will vote for the election of such other person or persons as the Nominating Committee may recommend and the Board of Directors may propose to replace such nominee. The Company knows of no reason why any of the nominees will be unavailable or unable to serve.

         The affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for the election of directors. The Board of Directors recommends a vote "FOR" each of the following nominees for directors.

NOMINEES FOR DIRECTORS

                                    CLASS II
                             (TERM EXPIRES MAY 2004)

         MICHAEL J. PINK, age 63, was elected to the Board of Directors in 1996. Mr. Pink is currently a consultant to oil and gas industry investors. He served as First Vice President of Sidanco, a major Russian integrated oil company, from August 1997 to March 1998. From May 1994 through December 1996, Mr. Pink served as Group Managing Director of Enterprise Oil plc, an independent oil exploration and production company. Prior to that time, Mr. Pink was employed for 30 years with the Royal Dutch/Shell Group at various locations in Europe, the United States, Africa, and the Middle East. He also serves as a Director of ROXAR ASA, a Norwegian oil and gas technology company, and Planet Oil International plc, a newly formed oil exploration company.

         JOHN H. WILLIAMS, age 82, was elected to the Board of Directors in 1996. Prior to his retirement at the end of 1978, Mr. Williams was Chairman of the Board and Chief Executive Officer of The Williams Companies, Inc. He also serves as a Director for Apco Argentina, Inc., Unit Corporation and Westwood Corp., and is an honorary member of the Board of Directors of The Williams Companies, Inc.

         One Board position in Class II is currently vacant.

DIRECTORS CONTINUING IN OFFICE

                                    CLASS III
                             (TERM EXPIRES MAY 2002)

         LARRY J. BUMP, age 61, joined Willbros in 1977 as President and Chief Operating Officer. Mr. Bump was named Chief Executive Officer in 1980 and elected Chairman of the Board of Directors in 1981. His 41 year career includes significant U.S. and international pipeline construction management experience. Prior to joining Willbros, he managed major international projects in North Africa and the Middle East, and was Chief Executive Officer of a major international pipeline construction company. From 1985 until mid-1988, he also served as Chief Executive Officer of a major international marine engineering and construction company, which at that time was a controlling shareholder of Willbros. Mr. Bump served two terms as President of the International Pipeline & Offshore Contractors Association.

         GUY E. WALDVOGEL, age 64, was elected to the Board of Directors in 1990. Mr. Waldvogel is currently serving as Director and Chief Financial Officer of Heerema Holding Construction, Inc., a major marine engineering, fabrication and installation contractor. Previously he was Senior Executive Vice President of Societe Generale de Surveillance, a leading international cargo inspection firm. Mr. Waldvogel also serves as a Director for Bank Julius Baer and Julius Baer Holding AG.

         MICHAEL F. CURRAN, age 60, joined Willbros in 2000 as Vice Chairman of the Board of Directors, President and Chief Operating Officer. Mr. Curran has over 39 years of diversified experience in pipeline construction around the world, including 30 years as President and Chief Executive Officer of various domestic and international pipeline construction firms. Mr. Curran also served as President of the Pipe Line Contractors Association.

                                     CLASS I
                             (TERM EXPIRES MAY 2003)

         MELVIN F. SPREITZER, age 62, joined Willbros in 1974 as Controller. Mr. Spreitzer was named Vice President of Finance in 1978, and Executive Vice President, Chief Financial Officer and Treasurer in 1987. He was elected to the Board of Directors in 1992 and has over 44 years experience in corporate finance and public accounting.

         PETER A. LEIDEL, age 44, was elected to the Board of Directors in 1992. Since 1997, Mr. Leidel has been a senior manager of, and a partner in, Yorktown Partners, L.L.C., an investment management company. From 1983 to 1997, he was employed by Dillon, Read & Co., Inc., an investment banking firm, serving most recently as a Senior Vice President. He also serves as a Director of Cornell Corrections, Inc. and Carbon Energy Corporation.

         JAMES B. TAYLOR, JR., age 62, was elected to the Board of Directors in 1999. Mr. Taylor founded Solana Petroleum Corp., a Canadian-based public oil and gas exploration and production company, in 1997 and served as Chairman of its Board of Directors until December 2000. Prior to 1997, he served for 28 years in worldwide exploration and operations management with Occidental Petroleum Corporation and its operating subsidiaries.

COMPENSATION OF DIRECTORS

         Employee directors receive no additional compensation for service on the Board of Directors or any committee thereof. Non-employee directors receive an annual retainer of $18,000 plus a fee of $1,000 per meeting for attending meetings of the Board of Directors and any committee thereof. Non-employee directors also automatically receive non-qualified stock options under the Willbros Group, Inc. Director Stock Plan (the "Director Plan"). Under the Director Plan, an initial option to purchase up to 5,000 shares of Common Stock is granted to each new non-employee director on the date such director is elected or appointed to the Board of Directors. Each non-employee director also receives annually an option to purchase 1,000 shares of Common Stock on the annual anniversary of the date on which such director received an initial option and on each succeeding annual anniversary of such date during the period of such director's incumbency. The option exercise price of each option granted under the Director Plan is equal to the fair market value of the Common Stock on the date of grant. A total of 125,000 shares of Common Stock is available for issuance under the Director Plan. During fiscal 2000, Mr. Taylor was granted an option to purchase 1,000 shares of Common Stock at an exercise price of $6.00 per share, Messrs. Leidel and Waldvogel were each granted an option to purchase 1,000 shares of Common Stock at an exercise price of $5.82 per share, and Messrs. Pink and Williams were each granted an option to purchase 1,000 shares of Common Stock at an exercise price of $6.25 per share. No options have been exercised under the Director Plan. All directors are reimbursed by the Company for out-of-pocket expenses incurred by them in connection with their service on the Board of Directors and any committee thereof.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During 2000, the Board of Directors held four meetings. Each director was present at 75% or more of the aggregate of the meetings of the Board of Directors and of the committees of the Board of Directors on which he served during 2000. In addition, the Board of Directors took action seven times during 2000 by unanimous written consent. The Board of Directors has a standing Executive Committee, Audit Committee, Nominating Committee, Compensation Committee and Stock Plan Committee.

         During 2000, the Executive Committee was composed of Messrs. Bump (Chairman),Curran, Spreitzer and Williams. The Executive Committee is authorized to act for the Board of Directors in the management of the business and affairs of the Company, except with respect to a limited number of matters which include changing the size of the Board of Directors, filling vacancies on the Board of Directors, amending the By-laws of the Company, disposing of all or substantially all of the assets of the Company and recommending to the stockholders of the Company an amendment to the Articles of Incorporation of the Company or a merger or consolidation involving the Company. The Executive Committee did not meet during 2000.

         The Audit Committee is composed of Messrs. Leidel (Chairman), Waldvogel and Taylor. Each of these individuals qualifies as an "independent" director under the current listing standards of the New York Stock Exchange. The Audit Committee has adopted a charter and it is attached to this Proxy Statement as Exhibit A. The Audit Committee recommends to the full Board of Directors the firm to be appointed each year as independent auditors of the Company's financial statements and to perform services related to the completion of such audit. The Audit Committee also has the responsibility to (a) review the scope and results of the audit with the independent auditors, (b) review with management and the independent auditors the Company's interim and year-end financial condition and results of operations, (c) consider the adequacy of the internal accounting, bookkeeping and other control procedures of the Company, and (d) review any non-audit services and special engagements to be performed by the independent auditors and consider the effect of such performance on the auditors' independence. The Audit Committee has considered whether the provision of the services by KPMG as described in this Proxy Statement under the caption "All Other Fees" under Proposal Three below is compatible with maintaining the independence of KPMG. The Audit Committee also generally reviews the terms of material transactions and arrangements, if any, between the Company and its directors, officers and affiliates. The Audit Committee held four meetings during 2000.

         The Nominating Committee is composed of Messrs. Williams (Chairman) and Pink, each of whom is a non-employee director of the Company. The Nominating Committee is responsible for recommending candidates to fill vacancies on the Board of Directors as such vacancies occur, as well as the slate of nominees for election as directors by stockholders at each annual meeting of stockholders. Additionally, the Nominating Committee makes recommendations to the Board of Directors regarding changes in the size of the Board of Directors. Qualifications considered by the Nominating Committee for director candidates include an attained position of leadership in the candidate's field of endeavor, business and financial experience, demonstrated exercise of sound business judgment, expertise relevant to the Company's lines of business and the ability to serve the interests of all stockholders. The Nominating Committee will consider director candidates submitted to it by other directors, employees and stockholders. The Company's Charter provides that nominations of candidates for election as directors of the Company may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder entitled to vote at such meeting who complies with the advance notice procedures set forth therein. These procedures require any stockholder who intends to make a nomination for director at the meeting to deliver notice of such nomination to the Secretary of the Company not less than 45 nor more than 90 days before the meeting. The notice must contain all information about the proposed nominee as would be required to be included in a proxy statement soliciting proxies for the election of such nominee, including such nominee's written consent to serve as a director if so elected. If the Chairman of the meeting determines that a person is not nominated in accordance with the nomination procedure, such nomination will be disregarded. The Company expects that the annual meeting of stockholders to be held each year will be during the first or second week of May. The Nominating Committee did not meet during 2000. However, the Nominating Committee took action two times during 2000 by unanimous written consent.

         During 2000, the Compensation Committee was composed of Messrs. Waldvogel (Chairman), Spreitzer, Williams and Taylor. The Compensation Committee reviews and takes final action for and on behalf of the Board of Directors with respect to compensation, bonus, incentive and benefit provisions for the officers of the Company and its subsidiaries. The Compensation Committee meets at such times as may be deemed necessary by the Board of Directors or the Compensation Committee. The Compensation Committee held one meeting during 2000 and took action two times by unanimous written consent.

         During 2000, the Stock Plan Committee was composed of Messrs. Waldvogel (Chairman), Williams and Taylor, each of whom is a non-employee director of the Company. The Stock Plan Committee administers the Willbros Group, Inc. 1996 Stock Plan. The Stock Plan Committee held three meetings during 2000 and took action four times by unanimous written consent.



                                  PROPOSAL TWO

                         APPROVAL OF AMENDMENT NUMBER 2
                           TO THE WILLBROS GROUP, INC.
                                 1996 STOCK PLAN

GENERAL

         Stockholder action at the Annual Meeting will be requested with respect to the approval of Amendment Number 2 (the "Amendment") to the Willbros Group, Inc. 1996 Stock Plan, as amended (the "1996 Stock Plan"). The sole purpose of the Amendment is to increase the total number of shares of Common Stock available for issuance under the 1996 Stock Plan from 2,125,000 shares to 3,125,000 shares. As of March 1, 2001, there were 195,000 remaining shares of Common Stock reserved for future grants of awards under the 1996 Stock Plan. If the Amendment to the 1996 Stock Plan is approved by the stockholders of the Company, the total number of shares of Common Stock reserved for future grants of awards under the 1996 Stock Plan would be 1,195,000 shares and represent approximately 8.5 percent of the Company's total outstanding shares of Common Stock on March 1, 2001.

         A copy of the Amendment is attached hereto as Exhibit B. A copy of the 1996 Stock Plan will be furnished by the Company to any stockholder upon written request to: Michael W. Collier, Investor Relations, c/o Willbros USA, Inc., 4400 Post Oak Parkway, Suite 1000, Houston, Texas 77027. The Amendment, which was approved by the Board of Directors on March 7, 2001, will not take effect unless approved by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. The purpose of the 1996 Stock Plan is to strengthen the ability of the Company to attract and retain well-qualified executive, managerial and professional personnel and to encourage stock ownership by such personnel in order to increase their proprietary interest in the Company's success. The Company relies heavily upon stock options to compensate its executive, managerial and professional personnel and to retain and motivate such personnel and desires to continue that practice because it believes that stock options encourage and reward effective management that results in long-term corporate financial success, as measured by stock price appreciation.

SUMMARY OF THE 1996 STOCK PLAN

         General. In 1996, the Board of Directors adopted, and the stockholders of the Company approved, the Willbros Group, Inc. 1996 Stock Plan. The 1996 Stock Plan provides for awards to key employees of the Company, including officers and directors who are also employees of the Company. The 1996 Stock Plan provides that during any calendar year, no participant may be granted awards with respect to more than 150,000 shares, subject to certain adjustments. The stock issuable under the 1996 Stock Plan may be authorized and unissued shares or treasury shares. If any shares subject to any award are forfeited or payment is made in a form other than shares or the award otherwise terminates without payment being made, the shares subject to such awards will again be available for issuance under the 1996 Stock Plan. In addition, the number of shares deemed to be issued under the 1996 Stock Plan upon exercise of a stock option will be reduced by the number of shares surrendered in payment of the exercise or purchase price of such stock option.

         The 1996 Stock Plan is administered by the Stock Plan Committee of the Board of Directors (the "Committee"). The members of the Committee are not eligible for awards under the 1996 Stock Plan. The Committee is authorized to determine plan participants, the types and amount of awards to be granted and the terms, conditions and provisions of awards, prescribe forms of award agreements, interpret the 1996 Stock Plan, establish, amend and rescind rules and regulations relating to the 1996 Stock Plan and make all other determinations which may be necessary or advisable for the administration of the 1996 Stock Plan. Although a determination has not been made as to the number of employees currently eligible for consideration as participants in the 1996 Stock Plan, as of March 1, 2001, there were 75 employees who held awards under the 1996 Stock Plan.

         Summary of Awards. The 1996 Stock Plan permits the granting of any or all of the following types of awards: (a) stock options, (b) stock appreciation rights ("SARs"), and (c) restricted stock. Generally, awards under the 1996 Stock Plan are granted for no consideration other than prior and future services. Awards granted under the 1996 Stock Plan may, in the discretion of the Committee, be granted alone or in addition to, in tandem with or in substitution for any other award under the 1996 Stock Plan or other plan of the Company. Such grants could include grants of options after a decline in the market price of the Company's Common Stock in substitution for previously granted options having a higher exercise price. The Company has never "repriced" options previously granted. However, no assurance can be given that the Company will never "reprice" options.

         Stock options granted pursuant to the 1996 Stock Plan may, at the discretion of the Committee, be either incentive stock options ("ISOs"), within the meaning of Section 422 of the U.S. Internal Revenue Code, or non-qualified stock options. The exercise price of an ISO may not be less than the fair market value of the Common Stock on the date of grant (or 110% of such fair market value in the case of ISOs granted to employees who possess more than 10% of the combined voting power of all classes of stock of the Company (a "10% employee")). In the case of non-qualified stock options, the exercise price shall be as determined by the Committee in its sole discretion, except that it shall not be less than 85% of the fair market value of the Common Stock on the date of grant. Options granted pursuant to the 1996 Stock Plan are exercisable in whole or in part at such time or times as determined by the Committee, except that ISOs may not be exercised after the expiration of 10 years from the date granted (five years in the case of a 10% employee). Generally, options may be exercised by the payment of cash, promissory notes, stock or a combination thereof.

         Any SARs granted under the 1996 Stock Plan will give the holder the right to receive cash or stock in an amount equal to the difference between the fair market value of a share of Common Stock on the date of exercise and the grant price. The grant price of an SAR is determined by the Committee but may not be less than the fair market value of a share of Common Stock on the date of grant. Methods of exercise and settlement and other terms of SARs are determined by the Committee.

         The Committee may award restricted stock, generally consisting of shares which may not be disposed of by participants until certain restrictions established by the Committee lapse. Such restrictions may lapse in whole or in installments as the Committee determines. A participant receiving restricted stock will have all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends, unless the Committee otherwise determines. Upon termination of employment during the restriction period, restricted stock will be forfeited, subject to such exceptions, if any, as are authorized by the Committee.

         Awards generally are not transferable other than by will or the laws of descent and distribution; however, the Committee may permit the transfer of awards (other than ISOs and SARs in tandem therewith) for estate planning purposes. In the event of any change affecting the shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares, or other corporate change or any distributions to Common Stock holders, the Committee may make such substitution or adjustment in the aggregate number or kind of shares which may be distributed under the 1996 Stock Plan and in the number, kind and exercise, grant or purchase price of shares subject to the outstanding awards granted under the 1996 Stock Plan, or make provisions for a cash payment relating to any award, as it deems to be appropriate in order to maintain the purpose of the original grant.

         Amendment to and Termination of the 1996 Stock Plan. The Board of Directors may amend, alter, suspend, discontinue or terminate the 1996 Stock Plan without the consent of stockholders or participants, except that stockholder approval of such action will be sought if such approval is required by any federal or state law or regulation, to the extent the action is required to be approved by stockholders in connection with having any outstanding awards comply with the requirements of Section 162(m) of the U.S. Internal Revenue Code, or if the Board of Directors in its discretion determines that obtaining such stockholder approval is advisable. Unless earlier terminated by the Board of Directors, the 1996 Stock Plan will terminate when no shares remain reserved and available for issuance, and the Company has no further obligation with respect to any award granted under the 1996 Stock Plan.

         Change of Control. In the event of a Change of Control of the Company, all outstanding awards under the 1996 Stock Plan, regardless of any limitations or restrictions, become fully exercisable and freed of all restrictions. For purposes of the 1996 Stock Plan, a Change of Control is deemed to have occurred:
(a) upon the acquisition by any person of 20% or more of the Company's outstanding voting stock; (b) if individuals constituting the Board, or those nominated by at least two-thirds of such individuals or successors nominated by them, cease to constitute a majority of the Board; (c) upon stockholder approval of a merger, consolidation or similar transaction or consummation of any such transaction if stockholder approval is not required; (d) upon approval of a plan of liquidation or the sale or disposition of substantially all of the Company's assets; or (e) if the Board adopts a resolution to the effect that a Change of Control has occurred.

         U.S. Federal Income Tax Consequences. The Company believes that under present U.S. tax laws the following are the U.S. federal income tax consequences generally arising with respect to awards granted under the 1996 Stock Plan. The grant of an option or SAR will create no tax consequences for the participant or the Company. The participant will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply) and the Company will receive no deduction at that time. Upon exercising an option other than an ISO, a participant will recognize ordinary income equal to the difference between the exercise price and the fair market value of the stock acquired on the date of exercise. Upon exercising an SAR, a participant will recognize ordinary income equal to the cash or the fair market value of the stock received on the date of exercise. In the case of the exercise of a non-qualified stock option or SAR, the employer of the participant, if it is a subsidiary of the Company and a U.S. taxpayer ("U.S. subsidiary employer"), generally will be entitled to a deduction for the amount recognized as ordinary income by the participant. The treatment to a participant of a disposition of shares acquired upon the exercise of an SAR or option depends on how long the shares have been held and on whether such shares are acquired by exercising an ISO or by exercising an option other than an ISO. Generally, there will be no tax consequences to a U.S. subsidiary employer in connection with a disposition of shares acquired under an option except that the U.S. subsidiary employer will be entitled to a deduction (and the employee will recognize ordinary income) if shares acquired under an ISO are disposed of before the applicable ISO holding periods have been satisfied.

         With respect to awards granted under the 1996 Stock Plan involving stock that is restricted as to transferability and subject to a substantial risk of forfeiture, a participant will recognize ordinary income equal to the fair market value of the shares received at the earlier of the time at which the shares become transferable or not subject to a substantial risk of forfeiture unless the participant elects to be taxed at the time of the award notwithstanding the restrictions (to minimize the tax payable in respect of the appreciation in the value of the stock from the time it is awarded until the restrictions lapse). The U.S. subsidiary employer, if any, generally will be entitled to a deduction for the same amount.

         The foregoing provides only a very general description of the application of U.S. federal income tax laws to awards under the 1996 Stock Plan. The summary does not address the effects of foreign, state and local tax laws.

         Awards Granted. As of March 1, 2001, incentive and non-qualified stock options for a total of 1,820,050 shares at an average exercise price of $7.63 per share are outstanding under the 1996 Stock Plan. All of these options expire at various times during the years 2006 to 2011. As of such date, no other awards have been granted under the 1996 Stock Plan. Since inception of the 1996 Stock Plan through March 1, 2001, (a) options for a total of 109,950 shares have been exercised at an average exercise price of $7.20 per share and (b) options for the following number of shares have been granted under the 1996 Stock Plan to the named executive officers of the Company and specified groups: Larry J. Bump (Chairman and Chief Executive Officer), 185,000 shares; Michael F. Curran (Vice Chairman, President and Chief Operating Officer), 100,000 shares; Melvin F. Spreitzer (Executive Vice President and Chief Financial Officer), 158,000 shares; John K. Allcorn (Senior Vice President of Willbros International, Inc.), 100,000 shares; James R. Beasley (President of Willbros Engineers, Inc.), 118,000 shares; all current executive officers as a group, 661,000 shares; and all employees, excluding current executive officers, as a group, 1,547,500 shares. All current directors who are not employees of the Company are not eligible to receive awards under the 1996 Stock Plan. Future awards under the 1996 Stock Plan are not yet determinable. The closing price for the Common Stock on the New York Stock Exchange on March 1, 2001, was $9.00 per share.

VOTE REQUIRED

         The affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for the adoption of this proposal. The Board of Directors recommends a vote "FOR" approval of this proposal.

                                 PROPOSAL THREE

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         Upon the recommendation of the Audit Committee, the Board of Directors has appointed KPMG LLP as the independent auditors of the Company for the fiscal year ending December 31, 2001. KPMG has been the independent auditors of Willbros since 1987. A proposal will be presented at the Annual Meeting asking the stockholders to ratify the appointment of KPMG as the Company's independent auditors. If the stockholders do not ratify the appointment of KPMG, the Board of Directors will reconsider the appointment.

         The affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for the adoption of this proposal. The Board of Directors recommends a vote "FOR" the ratification of KPMG as the Company's independent auditors for 2001.

         A representative of KPMG will be present at the Annual Meeting. Such representative will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.


AUDIT FEES

         The aggregate fees billed by KPMG for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were approximately $193,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         The Company did not engage KPMG for professional services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

ALL OTHER FEES

         The aggregate fees billed by KPMG for services rendered to the Company, other than the services described above under "Audit Fees" for the fiscal year ended December 31, 2000, were approximately $91,000.


                           PRINCIPAL STOCKHOLDERS AND
                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 1, 2001, by (a) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (b) each director and nominee for director of the Company, (c) each of the executive officers of the Company named in the Summary Compensation Table below, and (d) all executive officers and directors of the Company as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed in the table, based on information furnished by such owners, have sole investment and voting power with respect to such shares.

                                                              SHARES
                                                           BENEFICIALLY         PERCENTAGE
NAME OF OWNER OR IDENTITY OF GROUP                             OWNED           OF CLASS (1)
----------------------------------                         ------------        ------------
Royce & Associates, Inc. and Royce Management
   Company(2) .........................................       1,456,650                10.3%
Larry J. Bump(3) ......................................       1,301,102(4)              9.1
Yorktown Energy Partners III, L.P. et al(5) ...........       1,051,000                 7.5
Michael F. Curran .....................................         803,155(6)              5.7
Melvin F. Spreitzer ...................................         419,210(7)              2.9
John K. Allcorn .......................................         100,000(8)                *
James R. Beasley ......................................         185,500(9)              1.3
Peter A. Leidel .......................................          20,000(10)               *
John H. Williams ......................................          24,000(11)               *
Guy E. Waldvogel ......................................          13,000(12)               *
Michael J. Pink .......................................           9,000(13)               *
James B. Taylor, Jr ...................................           7,000(14)               *
All executive officers and directors as a group
   (10 people)(15) ....................................       2,881,967                19.6

----------
 *     Less than 1%

(1) Shares of Common Stock which were not outstanding but which could be acquired by a person upon exercise of an option within 60 days of March 1, 2001, are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by such person. Such shares, however, are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.

(2) Information is as of December 31, 2000, and is based on the Schedule 13G dated February 5, 2001, which was filed on behalf of Royce & Associates, Inc. ("Royce"), Royce Management Company ("RMC"), and Charles M. Royce. Their address is 1414 Avenue of the Americas, New York, New York 10019. Of the shares shown, Royce has sole voting and dispositive power over 1,453,750 shares and RMC has sole voting and dispositive power over 2,900 shares. Mr. Royce may be deemed to be a controlling person of Royce and RMC, and as such may be deemed to beneficially own the shares of Common Stock owned by Royce and RMC. Mr. Royce does not own any shares of Common Stock outside of Royce and RMC and disclaims beneficial ownership of the shares held by Royce and RMC.

(3) The stockholder's address is 4400 Post Oak Parkway, Suite 1000, Houston, Texas 77027.

(4) Includes (a) 420,000 shares held in a family limited partnership in which Mr. Bump is the sole general partner, (b) 185,000 shares subject to stock options which are currently exercisable at an average exercise price of $9.80 per share, and (c) 108,512 shares held in the Willbros Employees' 401(k) Investment Plan (the "401(k) Plan") for the account of Mr. Bump.

(5) Information is based on the Schedule 13D dated May 17, 1999, which was filed by Yorktown Partners LLC ("Yorktown"), Yorktown Energy Partners III, L.P. ("Partnership III") and Yorktown III Company LLC ("GP III"). Their address is 410 Park Avenue, New York, New York 10022. GP III is the general partner of Partnership III, and Yorktown is the investment manager of Partnership III. Partnership III owns, and GP III and Yorktown beneficially own as general partner and investment manager, respectively, of Partnership III, the 1,051,000 shares.

(6) Represents (a) 753,155 shares held in a corporation controlled by Mr. Curran and (b) 50,000 shares subject to stock options which are currently exercisable at an exercise price of $6.125 per share. Mr. Curran's address is 4400 Post Oak Parkway, Suite 1000, Houston, Texas 77027.

(7) Includes (a) 25,000 shares held in a trust, of which Mr. Spreitzer's wife is trustee, (b) 40,000 shares held in a family limited partnership in which Mr. Spreitzer is the sole general partner, (c) 158,000 shares subject to stock options which are currently exercisable at an average exercise price of $8.88 per share, and (d) 3,110 shares held in the 401(k) Plan and allocated to the account of Mr. Spreitzer.

(8) Includes 50,000 shares subject to stock options which are currently exercisable at an exercise price of $5.38 per share.

(9) Includes (a) 46,490 shares held in a trust, of which Mr. Beasley's wife is trustee, and (b) 118,000 shares subject to stock options which are currently exercisable at an average exercise price of $9.84 per share.

(10) Includes (a) 13,000 shares subject to stock options which are currently exercisable at an average exercise price of $10.24 per share, and (b) 3,000 shares held by Mr. Leidel as custodian for his son and daughters. Does not include the 1,051,000 shares owned by Yorktown, Partnership III and GP III. Mr. Leidel is a member and executive officer of GP III which is the general partner of Partnership III. Mr. Leidel is also a member and executive officer of Yorktown which is the investment manager of Partnership III. Mr. Leidel disclaims beneficial ownership of these shares.

(11) Includes 9,000 shares subject to stock options which are currently exercisable or exercisable within 60 days of March 1, 2001, at an average exercise price of $9.32 per share. Does not include 2,000 shares owned by Mr. Williams' wife. Mr. Williams disclaims beneficial ownership over such shares.

(12) Represents 13,000 shares subject to stock options which are currently exercisable at an average exercise price of $10.24 per share.

(13) Represents 9,000 shares subject to stock options which are currently exercisable or exercisable within 60 days of March 1, 2001, at an average exercise price of $9.32 per share.

(14)   Represents (a) 1,000 shares held by the James and Sarah Taylor Trust, and
       (b) 6,000 shares subject to stock options which are currently exercisable at an average exercise price of $5.28 per share.

(15)   For specific information regarding each of the individuals, see footnotes
       (4) and (6) through (14) above.


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

       The following table sets forth certain information with respect to the compensation of the Company's Chief Executive Officer and each of the Company's other executive officers whose compensation, based on salary and bonus earned during fiscal 2000, exceeded $100,000, for services in all capacities to the Company and its subsidiaries during each of the Company's last three fiscal years.

                                                                                             LONG-TERM COMPENSATION
                                                                               --------------------------------------------------
                                                ANNUAL COMPENSATION                    AWARDS             PAYOUTS
                                      --------------------------------------   -----------------------   ---------
                                                                                            SECURITIES
                                                                               RESTRICTED   UNDERLYING   LONG-TERM
                                                                OTHER ANNUAL     STOCK       OPTIONS/    INCENTIVE    ALL OTHER
              NAME AND                       SALARY     BONUS   COMPENSATION    AWARD(S)       SARS       PAYOUTS    COMPENSATION
         PRINCIPAL POSITION           YEAR     ($)     ($)(1)      ($)(2)         ($)         (#)(3)        ($)          ($)
-----------------------------------   ----   -------   ------   ------------   ----------   ----------   ---------   ------------
Larry J. Bump .....................   2000   319,333      -0-            -0-          -0-          -0-         -0-         87,619(4)
  Chairman and Chief                  1999   366,000      -0-            -0-          -0-          -0-         -0-          8,000
  Executive Officer                   1998   366,000      -0-            -0-          -0-      110,000         -0-          8,000

Michael F. Curran(5) ..............   2000   257,008      -0-            -0-          -0-      100,000         -0-            -0-
  Vice Chairman, President
  and Chief Operating Officer

Melvin F. Spreitzer ...............   2000   217,500      -0-            -0-          -0-          -0-         -0-         48,125(4)
  Executive Vice President            1999   217,500      -0-            -0-          -0-       25,000         -0-          8,000
  and Chief Financial Officer         1998   217,500      -0-            -0-          -0-       83,000         -0-         11,500

John K. Allcorn(6) ................   2000   146,667      -0-            -0-          -0-      100,000         -0-            304(4)
  Senior Vice President of
  Willbros International, Inc.

James R. Beasley ..................   2000   152,500   75,000            -0-          -0-          -0-         -0-          9,213(4)
  President of Willbros               1999   152,500      -0-            -0-          -0-       10,000         -0-          9,767
  Engineers, Inc.                     1998   152,500   47,408            -0-          -0-       58,000         -0-         13,334

----------

      (1) Consists of compensation paid under management incentive compensation plans and as discretionary bonuses.

      (2) Does not include the value of perquisites and other personal benefits because the aggregate amount of such compensation, if any, does not exceed the lesser of $50,000 or 10% of the total amount of annual salary and bonus for any named individual.

      (3)   Consists solely of options to acquire shares of Common Stock.

      (4) Consists of Company contributions to the Company's (a) 401(k) Plan in the amount of $8,500 for Mr. Bump, $8,500 for Mr. Spreitzer, and $5,846 for Mr. Beasley, and (b) Executive Life Plan in the amount of $7,000 each for Messrs. Bump and Spreitzer, $304 for Mr. Allcorn, and $3,367 for Mr. Beasley. Also consists of relocation bonus and reimbursement of moving expenses of $72,119 for Mr. Bump and $32,625 for Mr. Spreitzer.

      (5)   Mr. Curran joined the Company in March 2000.

      (6)   Mr. Allcorn joined the Company in May 2000.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

      The following table sets forth certain information with respect to options granted to the named executive officers of the Company during fiscal 2000. The Company has never granted any stock appreciation rights.

                      INDIVIDUAL GRANTS
------------------------------------------------------------------
                            NUMBER OF      % OF TOTAL
                           SECURITIES       OPTIONS/                                             POTENTIAL REALIZABLE VALUE
                           UNDERLYING         SARS                     MARKET                     AT ASSUMED ANNUAL RATES
                            OPTIONS/       GRANTED TO                  PRICE                    OF STOCK PRICE APPRECIATION
                              SARS         EMPLOYEES   EXERCISE OR     ON DATE                     FOR OPTION TERM(4)
                             GRANTED       IN FISCAL   BASE PRICE     OF GRANT    EXPIRATION    ---------------------------
         NAME                (#)(1)           YEAR       ($/Sh)        ($/Sh)        Date          5%($)             10%($)
----------------------    -------------    ----------  -----------    --------    ----------    ---------           -------
Larry J. Bump.........        -0-             -0-          -0-           -0-           -0-            -0-               -0-
Michael F. Curran.....     50,000(2)          7.7         6.00          6.00       2/23/10        188,500           478,000
                           50,000(2)(3)       7.7         6.25          6.25       7/10/10        196,500           498,000
Melvin F. Spreitzer...        -0-             -0-          -0-           -0-           -0-            -0-               -0-
John K. Allcorn.......    100,000(2)(3)      15.5         5.38          5.38       5/03/10        338,000           857,000
James R. Beasley......        -0-             -0-          -0-           -0-           -0-            -0-               -0-

----------

(1)    Consists solely of options to acquire shares of Common Stock.

(2) The options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment. The options become exercisable in 25% increments on the date of grant, January 1, 2001, January 1, 2002, and January 1, 2003. The option exercise price may be paid in cash, by delivery of already-owned shares, in some instances by offset of underlying shares or pursuant to certain other cashless exercise procedures, or a combination thereof. Tax withholding obligations, if any, related to exercise may be paid by delivery of already-owned shares or by offset of the underlying shares, subject to certain conditions. Under the terms of the Company's 1996 Stock Plan, the Stock Plan Committee retains discretion, subject to plan limits, to modify the terms of the options and to reprice the options. In the event of a Change of Control, as defined in the Company's 1996 Stock Plan, the options become fully exercisable immediately.

(3) Each vesting date of the options (in the case of Mr. Curran, options for only 34,000 shares) shall be accelerated one year for each incremental $2.00 that the average of the daily closing sales prices of a share of Common Stock on the New York Stock Exchange over a period of 60 consecutive trading days exceeds the exercise price of the options, as the case may be, during the term of the options. The options (in the case of Mr. Curran, options for only 34,000 shares) are transferable under certain circumstances.

(4) Potential realizable value illustrates the value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming that the market price of the underlying shares appreciates in value from the date of grant to the end of the option term at rates of 5% and 10%, respectively, compounded annually.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
  AND FY-END OPTION/SAR VALUES

      The following table sets forth certain information with respect to options exercised by the named executive officers of the Company during fiscal 2000, and the number and value of unexercised options held by such executive officers at the end of the fiscal year. The Company has never granted any stock appreciation rights.

                                                                                       VALUE OF UNEXERCISED
                                SHARES                    NUMBER OF SECURITIES             IN-THE-MONEY
                               ACQUIRED                  UNDERLYING UNEXERCISED       OPTIONS/SARS AT FY-END
                                  ON        VALUE       OPTIONS/SARS AT FY-END(#)            ($)(1)(2)
                               EXERCISE    REALIZED   ----------------------------   ---------------------------
             NAME                (#)       ($)(1)     EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------------------------      --------    --------   -----------    -------------   -----------   -------------
Larry J. Bump............        -0-         -0-       157,500          27,500             -0-            -0-
Michael F. Curran........        -0-         -0-        25,000          75,000           6,250         18,750
Melvin F. Spreitzer......        -0-         -0-       124,750          33,250          16,438         16,438
John K. Allcorn..........        -0-         -0-        25,000          75,000          24,875         74,625
James R. Beasley.........        -0-         -0-        98,500          19,500           6,575          6,575

----------

(1) Market value of the underlying securities at exercise date or fiscal year-end, as the case may be, minus the option exercise price.

(2) The closing price for the Common Stock on the New York Stock Exchange on December 31, 2000, the last trading day of the fiscal year, was $6.375.


PENSION PLAN

      The following table sets forth estimated annual lifetime retirement benefits payable to eligible employees (including the persons named in the Summary Compensation Table) under the Company's qualified retirement plan in the specified compensation and years of service classifications following retirement at age 65. As discussed below, the Company's non-qualified restoration plan was terminated on January 22, 2001.


                                                 ESTIMATED ANNUAL LIFETIME RETIREMENT BENEFITS FOR
 AVERAGE                                                     YEARS OF SERVICE INDICATED
  ANNUAL                          ---------------------------------------------------------------------------------
 EARNINGS                         15 YEARS          20 YEARS           25 YEARS          30 YEARS          35 YEARS
 --------                         --------          --------           --------          --------          --------
 $125,000..................        $32,934           $43,912            $54,891           $65,869          $ 76,847
  150,000..................         40,247            53,662             67,078            80,494            93,909
  175,000..................         46,097            61,462             76,828            92,194           107,559
  200,000..................         46,097            61,462             76,828            92,194           107,559
  300,000..................         46,097            61,462             76,828            92,194           107,559
  400,000..................         46,097            61,462             76,828            92,194           107,559
  600,000..................         46,097            61,462             76,828            92,194           107,559

      The years of credited service for the persons named in the Summary Compensation Table as of December 31, 2000, are: Larry J. Bump, 23 years; Michael F. Curran, 0 years; Melvin F. Spreitzer, 26 years; John K. Allcorn, 0 years; and James R. Beasley, 19 years. Amounts shown in the Pension Plan Table are straight life annuities for years of service classifications listed. The Pension Plan is an "excess" plan and is not offset by receipt of Social Security benefits or any other amounts.

      The Company maintains a contributory retirement plan for all eligible employees (excluding nonresident aliens, union members, and certain temporary and contract employees). Participants who retire at age 65 are entitled to receive retirement benefits determined on the basis of a formula reflecting years of credited service multiplied by a percentage of the final average salary. The final average salary is derived from base salary and annual bonus received in the highest-paid five consecutive years during the participant's total years of service with the Company.

      Benefits are nonforfeitable when a participant completes five years of vesting service. Benefits may commence when a participant reaches the later of Normal Retirement Date (age 65) or the five-year anniversary of the participation date. Reduced benefits may commence upon a participant's attaining age 55 and five years of participation. Multiple joint and survivor benefit options are available to married participants.

      Contributions are made by the Company based on the actuarially determined cost of accrued retirement benefits, subject to statutory limits. Employee contributions are two percent of compensation up to the limit imposed under
Section 401(a)(17) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"). Employee contributions and interest may be distributed upon the participant's request at termination or retirement, resulting in a reduced annuity for vested participants.

      In addition to the qualified retirement plan, the Company previously maintained an Executive Benefit Restoration Plan ("EBRP") to partially restore retirement benefits to three officers, Messrs. Bump, Spreitzer and Beasley. Benefit reductions resulting from statutory limits were partially replaced in the form of a lump sum benefit, according to the plan, which limited the amount of compensation to be used in calculating the restoration benefit to 150% of the participant's base salary. The Company made an annual, actuarially calculated contribution to an irrevocable trust for future distributions from the EBRP. The EBRP was amended and terminated effective January 22, 2001. Upon termination, all EBRP assets were distributed to the EBRP participants in accordance with terms of the EBRP.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT
  AND CHANGE IN CONTROL ARRANGEMENTS

      None of the executive officers of the Company have an employment agreement with the Company.

      In October 1998, the Compensation Committee approved and recommended, and the Board of Directors adopted, the Willbros Group, Inc. Severance Plan (the "Severance Plan"), effective January 1, 1999. The Board of Directors adopted the Severance Plan in lieu of entering into new employment agreements with the executive officers. Each of the executive officers of the Company is a participant in the Severance Plan. The Severance Plan, which will remain in effect until December 31, 2004, provides that a participant whose employment is terminated other than for cause or who resigns due to a material reduction of compensation or other benefits when a change in control of the Company is imminent or within three years after a change in control of the Company has occurred, shall be entitled to a severance payment equal to three times his average annual compensation for the past five years (pro-rated to reflect assumed retirement at age 65 if the participant is age 62 or older at the time of termination). The Severance Plan also provides that a participant who voluntarily terminates his employment for reasons other than a material reduction of compensation or other benefits within one year after a change in control of the Company has occurred shall be entitled to a severance payment equal to two times his average annual compensation for the past five years (pro-rated to reflect assumed retirement at age 65 if the participant is age 63 or older at the time of termination). Finally, the Severance Plan provides that a participant whose employment is terminated other than for cause prior to a change in control of the Company shall be entitled to a severance payment equal to 100% of his base salary then in effect. A participant who receives a severance payment under the Severance Plan will be subject to either a one year or two year competition restriction depending on the basis for the termination. All taxes on severance payments made under the Severance Plan are the participant's responsibility.

      All outstanding awards under the Company's 1996 Stock Plan, regardless of any limitations or restrictions, become fully exercisable and free of all restrictions, in the event of a change in control of the Company, as defined in such Plan.

REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors (the "Compensation Committee") administers the compensation program for executive officers of the Company. The Compensation Committee is composed of three independent non-employee directors and one employee director. The duties of this committee include reviewing and evaluating the Company's executive compensation program to assess its effectiveness in attracting, motivating and retaining highly skilled executive officers. The Stock Plan Committee of the Board of Directors (the "Stock Plan Committee") administers the Company's 1996 Stock Plan. The Stock Plan Committee is comprised of three non-employee directors. The Committees have access to outside compensation consulting firms and compensation information.

      Compensation Philosophy

      The objectives of the Company's executive compensation program include:

          o Providing a total executive compensation plan that is performance-driven and rewards business success based on an executive's individual performance;

          o Aligning the financial interests of the executive officers with the performance of the Company;

          o Emphasizing equity-based compensation for Company executives to reinforce management's focus on stockholder value; and

          o Attracting, motivating, and retaining executive officers to achieve the Company's business objectives.

The Compensation Committee adheres to an executive compensation philosophy that supports the Company's business strategies. Compensation decisions under the executive employee compensation program are made by the Compensation Committee and approved by the Board of Directors.

         Compensation Program

         Company executives participate in a comprehensive compensation program comprised of base salary, potential for annual discretionary incentive compensation awards, and long-term equity-based opportunities in the form of stock options.

         Base Salary. The level of base salary paid to executive officers is determined on the basis of performance, experience and such other factors as may be appropriately considered by the Compensation Committee. Each year the Compensation Committee reviews the base salaries of the executives and considers salary adjustments based on individual performance, overall financial results of the Company and cost-of-living indicators. None of the executive officers of the Company received a salary increase for 2000.

         Annual Incentive Program. In 2000, the Company's executive officers were eligible for discretionary annual cash incentive awards based on performance guidelines tied to annual operating performance levels. Each executive officer is eligible to earn an individual award expressed as a percentage of base salary. Executive officer incentive award opportunities vary by level of responsibility. There is no minimum incentive award. The maximum percentage of base salary payable as an incentive award ranges from 100% to 300%, depending on the executive officer's position. The awards are based on three components: return on stockholders' equity, return on investor capital and individual performance. Return on investor capital is used to assure that a portion of each executive's total compensation is dependent upon appreciation in the Company's stock price which links executive compensation to the interests of the stockholders. Several factors are considered in evaluating an executive's individual performance, which include achievement of business strategy, successful accomplishment of business goals and objectives, and contribution toward the Company's profitability.

         Long-Term Incentive Program. In 1996, the Board of Directors and the stockholders of the Company approved the 1996 Stock Plan ("Stock Plan"). The Stock Plan permits the Stock Plan Committee to grant various stock-based awards, including options, stock appreciation rights and restricted stock, to executive officers and key management employees of the Company based on competitive practices and the Company's overall performance. Stock options are designed to provide grantees with the opportunity to acquire a proprietary interest in the Company and to give such persons a stronger incentive to work for the continued success of the Company. An option award may be either an incentive stock option ("ISO") or a non-qualified stock option ("NSO"). The Stock Plan Committee takes into account management's recommendations regarding the number of shares or options to be awarded to specific employees.

         To date, the Stock Plan Committee has granted only ISO and NSO awards. Both ISO and NSO awards entitle the employee to purchase a specified number of shares of the Company's Common Stock at a specified price during a specified period. Both the ISO awards and the NSO awards have a 10-year term. Both types of awards are designed as an incentive for future performance by the creation of stockholder value over the long-term since the greatest benefit of the options is realized only if stock price appreciation occurs. The Company uses stock options as its sole long-term incentive device since stock options provide the cleanest tie between enhanced stockholder wealth and executive pay.

         Chief Executive Officer Compensation for 2000

         Mr. Bump voluntarily accepted a salary reduction for 2000. Mr. Bump asked that he not be considered for a discretionary bonus in respect of 2000. As the Company's largest single individual stockholder, Mr. Bump continues to have strong incentive to create value for the Company's stockholders. There were no awards granted under the Company's 1996 Stock Plan to Mr. Bump during 2000.

         Policy Regarding Tax Deductibility of Executive Compensation

         Section 162(m) of the Code places a $1 million per person limitation on the United States tax deduction a U.S. subsidiary employer may take for compensation paid to the Company's Chief Executive Officer and its four other highest paid executive officers, except compensation which constitutes performance-based compensation as defined by the Code is not subject to the $1 million limit. None of the executive officers exceeded the limits imposed by
Section 162(m) in 2000. The Stock Plan Committee generally intends to grant awards under the Company's 1996 Stock Plan consistent with the terms of Section 162(m) so that such awards will not be subject to the $1 million limit. While the Company intends to pursue a strategy of maximizing the deductibility of compensation paid to executive officers in the future, it also intends to maintain the flexibility to take actions that it considers to be in the Company's best interests and to take into consideration factors other than deductibility. In doing so, the Compensation and Stock Plan Committees may utilize alternatives such as deferring compensation to qualify compensation for deductibility and may rely on grandfathering provisions with respect to existing compensation commitments. If any executive officer compensation exceeds this limitation, it is expected that such cases will represent isolated, nonrecurring situations arising from special circumstances.

         The Compensation Committee and the Board of Directors believe that the executive compensation policies promote the interest of the stockholders and the Company effectively, and the various compensation opportunities afforded the executive officers are appropriately balanced to provide motivation for executives to contribute to the profitability and overall success of the Company.

           COMPENSATION COMMITTEE                    STOCK PLAN COMMITTEE

           Guy E. Waldvogel (Chairman)               Guy E. Waldvogel (Chairman)
           Melvin F. Spreitzer                       John H. Williams
           John H. Williams                          James B. Taylor, Jr.
           James B. Taylor, Jr.

         The Report on the Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 2000, Melvin F. Spreitzer, an executive officer of the Company, was a member of the Compensation Committee and participated in deliberations concerning executive officer compensation. The other three members of the Compensation Committee, Guy E. Waldvogel, John H. Williams and James B. Taylor, Jr., are non-employee directors of the Company.

PERFORMANCE GRAPH

         The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock during the period commencing August 15, 1996 (the date on which the Company's Common Stock began trading publicly), and ending on December 31, 2000, with the cumulative total return on the S&P 500 Index and the S&P Engineering & Construction Index. The comparison assumes $100 was invested on August 15, 1996, in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

                              [PERFORMANCE GRAPH]

                                                                            YEARS ENDED
                                        ------------------------------------------------------------------------------------
                                        15-Aug-98      31-Dec-96      31-Dec-97      31-Dec-98      31-Dec-99      31-Dec-00
                                        ---------      ---------      ---------      ---------      ---------      ---------
WILLBROS GROUP, INC.                          100         101.30         155.85          57.79          48.05          66.23
S&P Engineering & Construction Index          100          90.78          74.98          66.18          56.69          58.99
S&P 500 Index                                 100         112.66         150.25         193.18         233.83         212.54

         The above performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


                          REPORT OF THE AUDIT COMMITTEE

         The Securities and Exchange Commission has adopted new rules and amendments to current rules relating to the disclosure of information about companies' audit committees. The new rules require that a company's proxy statement contain a report of its audit committee. In addition, the SEC recommends that an audit committee adopt a written charter and requires that the charter be included as an attachment to the proxy statement at least once every three years.

         The Company's Audit Committee consists of three directors, all of whom are independent directors under current listing standards of the New York Stock Exchange.

         The Audit Committee reviewed the Audit Committee Charter and made a number of changes to reflect the new standards set forth in SEC regulations and the New York Stock Exchange Listing Standards. The revised charter was adopted and is included in this Proxy Statement as Exhibit A.

         The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year 2000 with management and with the Company's independent auditors. Specifically, the Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

         The Audit Committee has received the written disclosures and the letter from the Company's independent accountants, KPMG LLP, required by Independence Standards Board Standard No. 1, Independence Discussions With Audit Committees. Additionally, the Audit Committee has discussed with KPMG the issue of its independence from the Company.

         Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.


                                                 THE AUDIT COMMITTEE


                                                 Peter A. Leidel (Chairman)
                                                 James B. Taylor, Jr.
                                                 Guy E. Waldvogel



         The Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                              CERTAIN TRANSACTIONS

         Since January 1, 2000, (a) there has not been nor is there currently proposed any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer, holder of more than five percent of the Common Stock of the Company or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, and
(b) none of the executive officers, directors or any member of their immediate family have been indebted to the Company in amounts in excess of $60,000.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the Common Stock, to report their initial ownership of the Common Stock and any subsequent changes in that ownership to the SEC and the New York Stock Exchange, and to furnish the Company with a copy of each such report. SEC regulations impose specific due dates for such reports, and the Company is required to disclose in this Proxy Statement any failure to file by these dates during and with respect to fiscal 2000.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during and with respect to fiscal 2000, all Section 16(a) filing requirements applicable to its officers, directors and more than 10% stockholders were complied with.

                                  OTHER MATTERS

MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING

         The Board of Directors knows of no matters other than those described in this Proxy Statement which will be brought before the Annual Meeting for a vote of the stockholders. If any other matter properly comes before the Annual Meeting for a stockholder vote, the persons named in the accompanying proxy will vote thereon in accordance with their best judgment.

PROPOSALS OF STOCKHOLDERS

         Proposals of stockholders intended to be presented at the Company's 2002 Annual Meeting of Stockholders must be received at the principal executive offices of the Company, Plaza Bancomer Building, 50th Street, 8th Floor, Apartado 6307, Panama 5, Republic of Panama, on or before December 3, 2001, to be considered for inclusion in the Company's proxy statement and accompanying proxy for that meeting.

         If a stockholder, who intends to present a proposal at the Company's 2002 Annual Meeting of Stockholders and has not sought inclusion of the proposal in the Company's proxy materials pursuant to Rule 14a-8, fails to provide the Company with notice of such proposal by February 16, 2002, then the persons named in the proxies solicited by the Company's Board of Directors for its 2002 Annual Meeting of Stockholders may exercise discretionary voting power with respect to such proposal.

ANNUAL REPORT

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS UPON WRITTEN REQUEST TO: MICHAEL W. COLLIER, INVESTOR RELATIONS, C/O WILLBROS USA, INC., 4400 POST OAK PARKWAY, SUITE 1000, HOUSTON, TEXAS 77027.

                                            By Order of the Board of Directors,



                                            John N. Hove
                                            Secretary

April 2, 2001
Panama City, Panama

                                                                       EXHIBIT A

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF WILLBROS GROUP, INC.


1.0    AUDIT COMMITTEE PURPOSE

         The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

         o Monitor the integrity of the Company's financial reporting processes and systems of internal controls regarding finance and accounting.

         o Monitor the independence and performance of the Company's independent auditors.

         o Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

         The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.


2.0    AUDIT COMMITTEE COMPOSITION AND MEETINGS

2.1    Size and Independence

         The Audit Committee shall be comprised of a minimum of three directors as determined by the Board, each of whom shall be independent, non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

2.2    Appointment

         Audit Committee members shall be appointed by the Board. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

2.3    Meetings

         The Committee shall meet at least annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, may communicate with management quarterly to review the Company's financial statements.

3.0    AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES


3.1    Review Procedures

a) Review and reassess the adequacy of this Charter annually. Submit the Charter to the Board of Directors for approval and have the document published as part of the Proxy Statement every three years.

b) Review the Company's annual audited financial statements prior to filing or distribution.

c) In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Review significant findings prepared by the independent auditors and the internal auditing department.

d) Insure that management reviews with the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss with management significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.


3.2    Independent Auditors

a) The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

b) On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

c) Review the independent auditors audit plan including discussions of scope, staffing, locations, reliance upon management including internal audit and general audit approach.

d) Prior to releasing the year-end earnings, discuss the results of the audit and certain matters required to be communicated to the Audit Committee with the independent auditors including:

         o The auditors' responsibility under Generally Accepted Auditing Standards (GAAS);

         o        Significant accounting policies;

         o        Management judgments and accounting estimates;

         o        Significant audit adjustments;

         o Other information in documents containing audited financial statements;

         o Disagreements with management including accounting principles, scope of audit, disclosures;

         o        Consultation with other accountants by management;

         o        Major issues discussed with management prior to retention; and

         o        Difficulties encountered in performing the audit.

e) Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

3.3    Internal Audit and Legal

a) Review the budget plan, changes in plan, activities, organizational structure, and qualifications of the internal auditor, as needed.

b) Review the appointment, performance, and replacement of the internal auditor.

c)       Review significant reports prepared by the internal auditor.

d) On an annual basis, consider reviewing with the Company's counsel any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.


3.4    Other Responsibilities

a) Annually prepare a report to shareholders to be included in the Company's annual Proxy Statement stating that the Audit Committee has:

         o Reviewed and discussed the audited financial statements with management;

         o Discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61;

         o Received certain disclosures from the auditors regarding their independence as required by the Independent Standards Board Statement No. 1; and

         o Recommended to the Board of Directors that the audited financial statements be included in the annual report filed with the SEC.

b) Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Committee or the Board of Directors deems necessary or appropriate.

c) Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

d) Establish, review, and update periodically a Code of Business Conduct and ensure that management has established a system to enforce this Code.


3.5    Disclaimer


         While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor, or to assure compliance with laws and regulations and the Company's Code of Business Conduct.

                                                                       EXHIBIT B
                               AMENDMENT NUMBER 2
                                     TO THE
                              WILLBROS GROUP, INC.
                                 1996 STOCK PLAN

1. Introduction. On April 16, 1996, the Board of Directors of Willbros Group, Inc. (the "Company") adopted, and on May 21, 1996, the stockholders of the Company approved, the Willbros Group, Inc. 1996 Stock Plan (as amended, the "Plan"). The Plan permits the granting of awards, including stock options, to key employees (including officers and directors who are employees) of the Company or its subsidiaries.

         The Board of Directors of the Company adopted on February 24, 1999, and the stockholders of the Company approved on May 6, 1999, Amendment Number 1 to the Plan which increased the total number of shares of Common Stock of the Company available for issuance pursuant to awards granted under the Plan from 1,125,000 shares to 2,125,000 shares.

         Under the terms of the Plan, a total of 2,125,000 shares of Common Stock of the Company are available for issuance pursuant to awards granted under the Plan (subject to adjustment in the event of certain corporate transactions such as a stock split, etc.).

2. Purpose. The sole purpose of this Amendment is to increase the total number of shares of Common Stock of the Company available for issuance pursuant to awards granted under the Plan from 2,125,000 shares to 3,125,000 shares, which will enable the Company to continue to grant awards under the Plan to attract and retain key employees of the Company and its subsidiaries.

3. Amendment. In the first paragraph of Section 4 of the Plan, the number "2,125,000" is deleted and the number "3,125,000" is substituted therefor.

4. No Change. Except as specifically set forth herein, this Amendment does not change the terms of the Plan.

5. Effective Date. This Amendment shall take effect and be adopted on the date that the stockholders of the Company approve this Amendment.

         Executed this 7th day of March, 2001.

ATTEST:                                     WILLBROS GROUP, INC.


/s/ John N. Hove                            By: /s/ Larry J. Bump
----------------------------------             ---------------------------------
John N. Hove                                   Larry J. Bump
Secretary                                      Chairman of the Board and
                                               Chief Executive Officer

         [LOGO]               WILLBROS GROUP, INC.


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 9, 2001

         The undersigned hereby appoints L.W. Watson, III, Ernesto Duran and Francisco Arias G., and each of them, with full power of substitution, as proxies to represent and vote all of the shares of Common Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Willbros Group, Inc. to be held on the 9th day of May, 2001, at 9:00 a.m., local time, at the Hotel Marriott Panama, Calle 52 y Ricardo Arias, Panama City, Panama, and at any and all adjournments thereof, on all matters coming before said meeting.


             PLEASE MARK, SIGN AND DATE THE PROXY ON THE OTHER SIDE
         AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                            (CONTINUED ON OTHER SIDE)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY                      PLEASE MARK
THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS                      YOUR VOTES AS  [X]
1, 2 AND 3.                                                                                           INDICATED IN
                                                                                                      THIS EXAMPLE


1.   Election of Directors.
            FOR                WITHHOLD                Nominees: Michael J. Pink and John H. Williams as Class II Directors.
     all nominees listed       AUTHORITY
     to the right (except      to vote for all         INSTRUCTIONS: To withhold authority to vote for any individual nominee,
     as marked to the          nominees listed         write the nominee's name in the space provided below.
     contrary)                 to the right
            [ ]                    [ ]
                                                       -----------------------------------------------------------------------

2.   Approval of Amendment Number 2 to Willbros Group, Inc. 1996 Stock Plan.

         [ ]  FOR              [ ]  AGAINST            [ ]  ABSTAIN

3.   Ratification of KPMG LLP as independent auditors of the Company for 2001.

         [ ]  FOR              [ ]  AGAINST            [ ]  ABSTAIN

4.   In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any and all adjournments thereof.


                                                  --------------------------------------------------------------
                                                                               Signature

                                                  --------------------------------------------------------------
                                                                       Signature if held jointly

                                                  Dated:                                                  , 2001
                                                        --------------------------------------------------

                                                  Please sign exactly as name appears herein, date and return promptly.
                                                  When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by duly authorized officer and give title of officer. If a partnership, please sign in partnership name by authorized person and give title or capacity of person signing.